WATERS INSTRUMENTS, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This PROXY is solicited on behalf of the Board of Directors. The undersigned hereby appoints JERRY W. GRABOWSKI and GREGORY J. ANSHUS, with full power of substitution, as proxy to vote for me and in my name with like effect as if I were personally present and voting at the Annual Meeting of Shareholders of Waters Instruments, Inc. (d/b/a Waters Corporation), called to be held at ___ PM, _________, _______, 2000, local time, at _____________________, Minneapolis,
Minnesota and at all adjournments thereof, hereby revoking any proxy or proxies heretofore given:

The Board of Directors recommends that you vote "FOR" the following proposals:

(1) PROPOSAL TO APPROVE THE ISSUANCE OF 375,000 SHARES OF COMMON STOCK to shareholders of Garrett Communications, Inc., in connection with the merger of a wholly owned subsidiary of Waters in Garrett. A copy of the Merger Agreement is attached as Appendix A to the Proxy Statement/Prospectus for the Annual Meeting.

         [    ] FOR                 [    ] AGAINST            [    ] ABSTAIN

(2) PROPOSAL TO APPROVE WATERS' AMENDED AND RESTATED BYLAWS which amend Waters' existing Bylaws to divide the Waters board of directors into two classes, with each class serving a staggered three-year term (except, initially, Class I directors), to provide that directors may be removed only for cause, to specify a mechanism for nominating directors and to provide that certain provisions of Waters' amended and restated Bylaws may only be amended by the vote of two-thirds of the outstanding shares of capital stock of Waters entitled to vote.

         [    ] FOR                 [    ] AGAINST            [    ] ABSTAIN

(3) PROPOSAL TO APPROVE AN AMENDMENT TO WATERS 1995 STOCK OPTION PLAN to increase the number of shares of Waters common stock available for issuance under that plan. The amendment will be effective only upon completion of the merger.

         [    ] FOR                 [    ] AGAINST            [    ] ABSTAIN

(4)      ELECTION OF DIRECTORS.

     [  ] FOR all nominees except those written in this box.
          Nominees: William R. Franta, Jerry W. Grabowski, John A. Grimstad, Charles G. Schiefelbein, Frank Madren, Christopher Robert

         [-------------------------------------------]

     [  ] WITHHOLD AUTHORITY to
          vote for all nominees


(5) OTHER MATTERS. In their discretion, the appointed proxies are authorized to vote upon such others business as may properly come before the Meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the accompanying Proxy Statement/Prospectus.


Date _______________, 2000.         ___________________________________________


                                    ___________________________________________
                                    PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where appropriate, official position or representative capacity. If stock is held in joint tenancy, each joint owner should sign. If signing for a corporation or partnership as agent, attorney or fiduciary, indicate the capacity in which you are signing.